                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


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                                       FORM 8-K

                                    CURRENT REPORT
                          PURSUANT TO SECTION 13 OR 15(D) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report:  December 4, 1998
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                           MERIDIAN INDUSTRIAL TRUST, INC.
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                (Exact name of registrant as specified in its charter)



      Maryland                       1-14166                94-3224765
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(State of Organization)        (Commission Number)      (IRS  Employer I.D. #)



455 Market Street, 17th Floor, San Francisco, California                   94105
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code   (415) 281-3900
                                                   ----------------



                                    Not Applicable
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            (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

On October 30, 1998, Meridian Industrial Trust, Inc. (the "Company") completed the acquisition of a portfolio of properties located in Ohio, Kentucky and Florida (the "Pizzuti Portfolio") for total consideration of approximately $32.0 million. In order to comply with the requirements of Rule 3-14 of Regulation S-X of the Securities and Exchange Commission regarding audits of acquisitions which are individually insignificant but when taken together with other acquisitions are in the aggregate significant, the Company hereby files the accompanying statements of revenues and certain expenses of the Pizzuti Portfolio for the year ended December 31, 1997 and for the nine months ended September 30, 1998. In addition, the Company is providing as part of this Report on Form 8-K pro forma condensed consolidated financial information relating to certain acquisitions, divestitures and certain other transactions completed through the date of this report.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

       (c) EXHIBITS.  The following exhibits are attached to this report:

           23.1 Consent of Independent Public Accountants.

           99.1 Statements of Revenues and Certain Expenses of the Pizzuti Portfolio for the year ended December 31, 1997 and the nine months ended September 30, 1998.

           99.2 Pro Forma Condensed Consolidated Financial Information.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MERIDIAN INDUSTRIAL TRUST, INC.



Date: December 4, 1998              By:
                                       ----------------------
                                        Robert A. Dobbin
                                        Secretary